Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 5, 2019, among SunCoke Energy, Inc., a Delaware corporation (the “Parent Guarantor”), the ultimate parent company of SunCoke Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), the Partnership, SunCoke Energy Partners Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Partnership, the “Issuers” and individually an “Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 24, 2017 providing for the issuance of 7.50% Senior Notes due 2025 (the “Notes”);

WHEREAS, on June 28, 2019, the Partnership completed a merger with SC Energy Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of the Parent Guarantor (“Merger Sub”), whereby Merger Sub merged with and into the Partnership, and the Partnership continued as the surviving entity and a wholly owned subsidiary of the Parent Guarantor (the “Merger”);

WHEREAS, as a result of the Merger, the Partnership no longer has a duty to file reports with the Securities and Exchange Commission under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended;

WHEREAS, the Partnership desires to avail itself of Section 4.03(a) of the Indenture, which provides that, if a parent company of the Partnership becomes a Guarantor of the Notes, the Partnership may satisfy certain reporting obligations under the Indenture by furnishing information relating to such parent company;

WHEREAS, the Parent Guarantor desires to unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parent Guarantor, the other Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Parent Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. None of the General Partner or any director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Parent Guarantor, the other Guarantors and the Issuers.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: August 5, 2019

SUNCOKE ENERGY, INC.

By:	/s/ Fay West
Name: Fay West
Title: Senior Vice President and Chief Financial Officer

SUNCOKE ENERGY PARTNERS, L.P.

By:	SUNCOKE ENERGY PARTNERS GP LLC its general partner

By:	/s/ Fay West
Name: Fay West
Title: Senior Vice President and Chief Financial Officer

SUNCOKE ENERGY PARTNERS FINANCE CORP.

By:	/s/ Fay West
Name: Fay West
Title: President

First Supplemental Indenture

GUARANTORS:

HAVERHILL COGENERATION COMPANY LLC
HAVERHILL COKE COMPANY LLC
MIDDLETOWN COGENERATION COMPANY LLC
MIDDLETOWN COKE COMPANY, LLC
SUNCOKE LOGISTICS LLC
SUNCOKE LAKE TERMINAL LLC
KANAWHA RIVER TERMINALS LLC
MARIGOLD DOCK, INC.
CEREDO LIQUID TERMINAL, LLC
GATEWAY COGENERATION COMPANY LLC
GATEWAY ENERGY & COKE COMPANY, LLC
FF FARM HOLDINGS LLC
RAVEN ENERGY LLC
JACOB MATERIALS HANDLING, LLC

By:	/s/ Fay West
Name: Fay West
Title: Senior Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., As Trustee

By:	/s/ Allison S. Lausas
Name: Allison S. Lausas
Title: Vice President, Controller and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., As Trustee

By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

First Supplemental Indenture